Exhibit T3A.2.65

ARTICLES OF MERGER

OF

Fairground, L.L.C 5019821-0

RA 5-Points, L.L.C. 5029019-9

RA Indian River / Kempsville, L.L.C. 5029137-9

Route 1 and Hood Road - Fredericksburg L.L.C. 5026134-9

INTO

Rite Aid of Virginia, Inc. 0148732-1

The undersigned, pursuant to Sections 13.1-720 and 13.1-1072 of the Code of Virginia, hereby execute the following articles of merger and set forth:

ONE

The name of the surviving corporation is Rite Aid of Virginia, Inc. (the “Corporation”). The jurisdiction in which the Corporation was formed was Virginia.

The name of the limited liability companies being merged into the Corporation are Fairground, L.L.C., RA 5-Points, L.L.C., RA Indian River / Kempsville, L.L.C., and Route 1 and Hood Road-Fredericksburg LLC, each a Virginia limited liability company.

The date the plan of merger was approved by each domestic limited liability company that is a party to the merger is February 24, 2017.

The merger was duly approved by directors of the Corporation on February 24, 2017 and shareholder approval for the Corporation was not required pursuant to Section 13.1-718 of the Code of Virginia.

The plan of merger is attached hereto and made a part hereof.

TWO

The plan of merger was approved by each domestic limited liability company that is a party to the merger in accordance with the provisions of Section 13.1-1071 of the Code of Virginia.

The undersigned declares that the facts herein stated are true as of February 24, 2017.

RITE AID OF VIRGINIA, INC.

By:	/s/ Susan Lowell
Name: Susan Lowell
Title: Vice President

FAIRGROUND, L.L.C.

By:	/s/ Douglas Donley
Name: Douglas Donley
Title: Vice President & Assistant Treasurer

RA 5-POINTS, L.L.C.

By:	/s/ Douglas Donley
Name: Douglas Donley
Title: Vice President & Assistant Treasurer

[Signature Page to Certificate of Merger - Virginia]

RA INDIAN RIVER / KEMPSVILLE, L.L.C.

By:	/s/ Douglas Donley
Name: Douglas Donley
Title: Vice President & Assistant Treasurer

ROUTE 1 AND HOOD ROAD - FREDERICKSBURG L.L.C.

By:	/s/ Douglas Donley
Name: Douglas Donley
Title: Vice President & Assistant Treasurer

[Signature Page to Certificate of Merger - Virginia]

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Merger Agreement”), is dated as of February 24, 2017, by and among Rite Aid of Virginia, Inc., a Virginia corporation (the “Company”), Fairground, L.L.C., RA 5-Points, L.L.C., RA Indian River / Kempsville, L.L.C., and Route 1 and Hood Road - Fredericksburg L.L.C., each a Virginia limited liability company (collectively the “LLCs”).

WHEREAS, the LLCs are direct, wholly-owned subsidiaries of the Company;

WHEREAS, in connection with streamlining their corporate organization and structure, the parties wish to merge each of the LLCs with and into the Company, with the Company continuing as the surviving entity of each merger; and

WHEREAS, pursuant to Section 13.1-718 of the Virginia Stock Corporation Act and Section 13.1-1071 of the Virginia Limited Liability Company Act, the sole member of the LLCs, the board of managers of the LLCs and the board of directors of the Company have each approved this Merger Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Merger. On the terms and subject to the conditions set forth herein, and in accordance with Sections 13.1-716 and 13.1-718 of the Virginia Stock Corporation Act and Sections 13.1-1070 and 13.1-1071 of the Virginia Limited Liability Company Act, the LLCs shall each be merged with and into the Company (the “Mergers” and each a “Merger”). The Company shall be the surviving entity in each Merger, and is herein referred to in such capacity as the “Surviving Entity.” The Mergers shall become effective at the time and on the date of the filing of the Articles of Merger relating to the Mergers with the State Corporation Commission of the Commonwealth of the State of Virginia (the “Effective Time”).

2.	Effect of Mergers. At the Effective Time, the separate existence of the LLCs shall cease and each LLC shall be merged with and into the Company. The name of the Surviving Entity shall be “Rite Aid of Virginia, Inc.” The consummation of the Mergers will have the effects set forth in the Virginia Stock Corporation Act and the Virginia Limited Liability Company Act, including, without limitation, the vesting in the Surviving Entity of (i) all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the LLCs, and (ii) all debts, liabilities and duties of the LLCs.

3.	Organizational Documents. The Articles of Incorporation and the bylaws of the Company, each as in effect immediately prior to the Effective Time, shall continue to be the Articles of Incorporation and the bylaws of the Surviving Entity.

4.	Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Surviving Entity’s Articles of Incorporation and bylaws, or as otherwise provided by law.

5.	Conversion of Interests. As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder thereof, (i) each limited liability company interest of each LLC existing immediately prior to the Effective Time shall be converted into the right to receive no consideration, and shall be retired and shall cease to exist, and no consideration shall be issued in exchange therefor, and (ii) each share of common stock of the Company shall remain outstanding, unaffected by the Mergers. No additional shares of common stock of the Company shall be issued in connection with the Mergers.

6.	Further Assurances. From time to time, as and when required by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of the appropriate party such deeds and other instruments, and there shall be taken or caused to be taken by or on behalf of the appropriate party all such further and other action as shall be appropriate or necessary in order to vest, perfect, or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the LLCs and otherwise to carry out the purposes of this Merger Agreement, and the officers of the Surviving Entity are fully authorized in the name and on behalf of the LLCs or otherwise to take any and all such action to execute and deliver any and all such deeds and other instruments.

7.	Amendment and Modification. This Merger Agreement may be amended or modified at any time prior to the Effective Time by the parties hereto, but only pursuant to an instrument in writing signed by the parties and only in accordance with applicable provisions of applicable law.

8.	Entire Agreement Assignment. This Merger Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

9.	Severability. If any provision of this Merger Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Merger Agreement or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any provision of this Merger Agreement invalid, illegal or unenforceable in any respect. The parties hereto shall, to the extent lawful and practicable, use their reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable.

10.	Governing Law. This Merger Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of Virginia, without giving effect to any choice or conflict of law provision or rule thereof.

11.	Successors and Assigns; No Third-Party Beneficiaries. This Merger Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Nothing in this Merger Agreement, whether express or implied, will confer on any person, other than the parties hereto or their respective permitted successors and assigns, any rights, remedies or liabilities. No party may assign its rights or obligations under this Merger Agreement without the prior written consent of the other parties and any purported assignment without such consent shall be void.

12.	Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction, or meaning of any provision of, or scope or intent of, this Merger Agreement or in any way affect this Merger Agreement.

13.	Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Company and the LLCs have caused this Merger Agreement to be signed by their respective duly authorized persons as of the date first written above.

RITE AID OF VIRGINIA, INC.

By:	/s/ Susan Lowell
Name: Susan Lowell
Title: Vice President

FAIRGROUND, L.L.C.

By:	/s/ Douglas Donley
Name: Douglas Donley
Title: Vice President & Assistant Treasurer

RA 5-POINTS, L.L.C.

By:	/s/ Douglas Donley
Name: Douglas Donley
Title: Vice President & Assistant Treasurer

[Signature Page to Agreement and Plan of Merger]

RA INDIAN RIVER / KEMPSVILLE, L.L.C.

By:	/s/ Douglas Donley
Name: Douglas Donley
Title: Vice President & Assistant Treasurer

ROUTE 1 AND HOOD ROAD - FREDERICKSBURG L.L.C.

By:	/s/ Douglas Donley
Name: Douglas Donley
Title: Vice President & Assistant Treasurer

[Signature Page to Agreement and Plan of Merger]

0148732 - 1

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, FEBRUARY 27, 2017

The State Corporation Commission finds the accompanying articles submitted on behalf of

RITE AID OF VIRGINIA, INC.

comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles of merger in the Office of the Clerk of the Commission, effective February 27, 2017. Each of the following:

FAIRGROUND, L.L.C.

RA 5-POINTS, L.L.C.

RA Indian River/Kempsville, L.L.C.

ROUTE 1 AND HOOD ROAD-FREDERICKSBURG LLC

is merged into RITE AID OF VIRGINIA, INC., which continues to exist under the laws of VIRGINIA with the name RITE AID OF VIRGINIA, INC., and the separate existence of each non-surviving entity ceases.

STATE CORPORATION COMMISSION

By	/s/ Judith Williams Jagdmann
Judith Williams Jagdmann
Commissioner

MERGACPT

CIS0343

17-02-24-1231

BOOK 10 PAGE 105

ARTICLES OF MERGER OF

RITE AID CENTER OF WALNUT HILL, INC., ET ALS.

INTO

RITE AID OF VIRGINIA, INC.

1.            The plan of merger approved by the Board of Directors of Rite Aid of Virginia, Inc. on February 27, 1975, is as follows:

Plan of Merger

(a)	Rite Aid Center of Walnut Hill, Inc.; Rite Aid Medical Arts Pharmacy, Inc.; Rite Aid Discount Center of Richmond, Inc.; Rite Aid Pharmacy of Henrico Plaza, Inc.; Rite Aid Center of Hopewell, Inc.; Rite Aid Center of Chippenham Mall, Inc.; Rite Aid Center of Manassas, Inc.; Rite Aid Pharmacy of Caroline Street, Inc.; Rite Aid Pharmacy of E. Broad St., Inc.; Rite Aid Pharmacy of Front Royal, Inc.; Rite Aid Center of Petersburg, Inc. and Rite Aid Pharmacy of Fredericksburg, Inc. (hereinafter referred to as the “merging corporations”) shall, upon the issuance of a certificate of merger by the State Corporation Commission of Virginia (the Effective Date), be merged into Rite Aid of Virginia, Inc.

(b)	Each share of capital stock of the merging corporations is owned by Rite Aid of Virginia, Inc.

2.            As to the merging corporations, there are outstanding the following number of shares opposite the name of each, all of which are owned and held by Rite Aid of Virginia, Inc.:

CORPORATION	NO. OF SHARES
Rite Aid Center of Walnut Hill, Inc.	100
Rite Aid Medical Arts Pharmacy, Inc.	100
Rite Aid Discount Center of Richmond, Inc.	Class A 100 Class B 100
Rite Aid Pharmacy of Henrico Plaza, Inc.	100

BOOK 10 PAGE 106

Rite Aid Center of Hopewell, Inc.	100
Rite Aid Center of Chippenham Mall, inc.	100
Rite Aid Center of Manassas, Inc.	100
Rite Aid Pharmacy of Caroline, Street., Inc.	Class A 100 Class B 100
Rite Aid Pharmacy of E. Broad St., Inc.	100
Rite Aid Pharmacy of Front Royal, Inc.	100
Rite Aid Center of Petersburg, Inc.	Class A 100 Class B 100
Rite Aid Pharmacy of Fredericksburg, Inc.	400

3.            Inasmuch as there are no minority stockholders of the merging corporations as of February 27, 1975, no notice was required to be given with reference to the action requested. For accounting purposes, this merger shall be effective on February 28, 1975.

Dated February 27, 1975.

RITE AID OF VIRGINIA, INC.

By	/s/ [ILLEGIBLE]
Vice President

And by	/s/ [ILLEGIBLE]
Assistant Secretary

The undersigned certifies and makes oath that the foregoing information is true and correct to the best of his knowledge and belief.

/s/ [ILLEGIBLE]
Vice President

BOOK 10 PAGE 107

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND,

March 7, 1975

The accompanying articles having been delivered to the State Corporation Commission on behalf of Merger of Rite Aid Center of Walnut Hill, Inc., Rite Aid Medical Arts Pharmacy, Inc., Rite Aid Discount Center of Richmond, Inc., Rite Aid Pharmacy of Henrico Plaza, Inc., Rite Aid Center of Hopewell, Inc., Rite Aid Center of Chippenham Mall, Inc., Rite Aid Center of Manassas, Inc., Rite Aid Pharmacy of Caroline Street, Inc., Rite Aid Pharmacy of E. Broad St., Inc., Rite Aid Pharmacy of Front Royal, Inc.,* and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF MERGER be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that

See above

be merged into Rite Aid of Virginia, Inc.

the surviving corporation, which shall continue to be a corporation existing under the laws of the State of Virginia with the corporate name Rite Aid of Virginia, Inc.

and that the separate existence of the corporations parties to the plan of merger, except the surviving corporation, shall cease.

STATE CORPORATION COMMISSION

By	/s/ [ILLEGIBLE]
Commissioner

VIRGINIA:

In the Clerk’s Office of the Circuit Court City of Fredericksburg

The foregoing certificate (including the accompanying articles) has been duly recorded in my office this 19 day of March and is now returned to the State corporation Commission by certified mail.

/s/ [ILLEGIBLE]
Clerk

*Rite Aid Discount Center of Petersburg, Inc.

  Rite Aid Pharmacy of Fredericksburg, Inc. into Rite Aid of Virginia, Inc. (all Va. corps.)

ARTICLES OF INCORPORATION

OF

RITE AID OF VIRGINIA, INC.

THIS IS TO CERTIFY that we, the undersigned, do hereby associate ourselves to establish a corporation under and by virtue of Title 13.1, Chapter 1, Section 49 of the Code or Virginia, 1950, and the amendments thereto, for the purposes and under the corporate name hereinafter mentioned, and to that end we do, by this, our certificate, set forth as follows:

I.

The name of the corporation is to be RITE AID OF VIRGINIA, INC.

II.

The purposes for which the corporation is formed are:

1.            To engage in and do those things normally done in the business of operation, management and control of other corporations engaged in the business of the sale of health and beauty aids, drugs and other retail merchandise to the public.

2.            To take, lease, purchase or otherwise acquire, deal in, and dispose of real estate, real property, and any other rights or interest therein, and generally to manage, improve and administer the lands owned and controlled by the corporation or entrusted to its care.

3.            Insofar as not inconsistent with the purposes of this corporation, to enter into, make and perform contracts of every kind with any person, firm, association or corporation, municipality, body politic, or any representative thereof.

4.            Without limitation by virtue of the preceding sections, the corporation shall have power to engage in any business not prohibited by law or required to be stated in the Articles of Incorporation.

III.

The maximum amount of capital of the corporation shall be Twenty-five Thousand Dollars ($25,000.00) divided into two thousand five hundred shares (2,500) of the par value of Ten Dollars ($10.00) each, with each and every share equal in every respect to another.

All stock issued shall be common stock and none shall be divided into any special class.

IV.

The Board of Directors of the corporation, except as other wise provided by law, shall have the power among other things:

1.            To elect the President, Vice President, Secretary and Treasurer of the Corporation.

2.            To make, alter and repeal by-laws not inconsistent with the law or with these articles of incorporation, except as otherwise directed by the stockholders and subject to the power of the stockholders to alter or repeal any by-laws made by the Board of Directors.

3.            From time to time to fix and determine and to vary the amount to be maintained as surplus and the amount or amounts to be set aside as working capital.

V.

The initial registered office of said corporation shall be 415 Mutual Building, Richmond, Virginia 23219, and its initial registered agent shall be William M. Amrhein, a resident of the Commonwealth of Virginia, whose business address is 415 Mutual in the city of Richmond Building, Richmond, Virginia 23219,/ and the said registered agent is a member of the Virginia State Bar.

VI.

There shall be four (4) Directors who shall constitute the initial Board of Directors, who, unless sooner changed by the stockholders, are for the first year, and until their successors are elected and qualified, to manage the affairs of the corporation. The names and addresses of the initial Board of Directors are as follows:

Alex Grass 1611 Baldwin Lane Harrisburg, Pennsylvania Franklin Brown 660 Boas Street Harrisburg, Pennsylvania	Lewis E. Lehrman RFD 1 Mechanicsburg, Pennsylvania Dave Sommer Montford Road Harrisburg, Pennsylvania

VII.

The period of the duration of said corporation shall be unlimited.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 18th day of October, 1973.

/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
Incorporators